                                                                      EXHIBIT 99


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                                 NEWS RELEASE
--------------------------------------------------------------------------------


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                          Northern Trust Corporation
                            50 South LaSalle Street
                           Chicago, Illinois  60675
                 Contact:  Laurie McMahon, Investor Relations
                              (312) 444-7811   or
                     Dianne Kotsogiannis, Public Relations
Release  #01477                   (312) 444-4281    http://www.northerntrust.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS RECORD 1998 SECOND QUARTER EARNINGS OF $.75 PER SHARE, UP 15%.


(Chicago, July 20, 1998) Northern Trust Corporation reported record net income of $87.2 million for the second quarter, an increase of 16% from the $75.4 million earned a year ago. Net income per share increased 15% to a record $.75 from the $.65 earned in the second quarter of last year. This performance resulted in a strong return on average common equity of 20.5%.

     William A. Osborn, Chairman and Chief Executive Officer, commented, "We are pleased to report another record quarter, again confirming the value of our unique business mix. Total revenues increased 16% from 1997 levels and represented top tier performance in our industry, led by 20% growth in trust fees. Our 15% earnings per share growth for the quarter and the 20.5% return on common equity exceeded our strategic financial targets. The quarter also demonstrated our continued success in generating positive operating leverage as the 16% growth in revenues was well above the 14% increase in noninterest expenses. Since June 30, 1997, trust assets under administration have grown 34% to $1.2 trillion, with assets under management increasing 44% to $229 billion."


                                    -more-

     Mr. Osborn continued, "During the quarter we completed the acquisition of Trust Bank of Colorado for $15 million, marking our entry into the attractive Denver market as part of our plan to build our national Personal Financial Services franchise. We also opened a new office in Glenview, Illinois and expect to open our new Bloomfield Hills, Michigan office during the third quarter."


                     SECOND QUARTER PERFORMANCE HIGHLIGHTS


     Trust fees grew 20% to a record $202.3 million in the quarter compared to $168.3 million in the second quarter of last year, representing 51% of total revenues and 76% of noninterest income.

     Trust fees from Personal Financial Services (PFS) in the quarter increased 25% and totaled $96.8 million compared to $77.4 million in the year-ago quarter. The increase resulted primarily from strong new business throughout Northern Trust's PFS office network and favorable equity markets. Trust fees in each state increased 20% or more from last year's second quarter with growth exceptionally strong in Florida, Arizona and Texas. The Wealth Management Group, which now administers $32.6 billion for significant family asset pools nationwide, also had excellent performance, with trust fees increasing 24%.

     With the Colorado acquisition, Northern Trust's network of Personal Financial Services offices now includes 64 locations in six states, with plans to open four additional offices during the second half of 1998. Total personal trust assets under administration increased $4.7 billion since March 31, 1998 and totaled $110.2 billion at June 30, 1998. Of this, $66.8 billion is managed by Northern Trust.

     Trust fees from Corporate & Institutional Services (C&IS) in the quarter increased 16% and totaled $105.5 million compared to $90.9 million in the year-ago quarter, reflecting excellent new business with approximately 40% coming from existing clients and 60% from new

                                    -more-
relationships. These fees are derived from a full range of custody, investment and advisory services rendered to retirement and other asset pools of corporate and institutional clients worldwide, and all of these services contributed to the second quarter fee growth. Strong custody fees contributed approximately one-third of the growth in C&IS trust fees. New business drove a 26% increase in retirement services recordkeeping and consulting fees. Securities lending continued to achieve outstanding results, with fees increasing 16%, or $3.1 million, from the prior year quarter to a record $22.6 million. Corporate trust fees also benefited from $3.6 million in fees generated by Northern Trust Quantitative Advisors, Inc., a December 31, 1997 acquisition. Since March 31, 1998, total C&IS trust assets under administration increased $33.8 billion to $1.1 trillion at June 30, 1998, of which $161.9 billion is managed by Northern Trust. Trust assets under administration included approximately $179 billion of global custody assets.

     Foreign exchange trading profits of $23.1 million declined slightly from the $23.9 million in the same quarter last year. This performance reflects a lower level of client trading volume in Asian currencies and decreased volatility in the EMU currencies.

     Total treasury management revenues from both fees and the computed value of compensating deposit balances increased 5% from the second quarter of 1997 to $24.1 million, reflecting the continued growth in business from both new and existing clients. The fee portion of these revenues accrued in the quarter was $17.4 million, up from $15.0 million in the comparable quarter last year. Security commissions and trading income increased 10% and totaled $7.2 million, reflecting a 29% increase in securities brokerage commissions partially offset by lower futures commissions. Other operating income was $15.2 million for the second quarter compared with $9.4 million in the same period of last year. The increase over last year is primarily due to higher fees from trust deposit activities and banking services and $1.1 million in gains relating to the sale of mortgage loans. In addition, a $1.2 million gain from the sale


                                    -more-
of exchange memberships owned by Northern Futures Corporation was realized during the quarter. This gain was essentially offset by incremental operating expenses associated with Northern Trust's previously announced exit from the futures business, which was completed during the quarter.

     Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $128.2 million, up 9% from the $117.7 million reported in last year's second quarter. The increase in net interest income reflects higher levels of noninterest-related funds, driven by increases in demand and noninterest-bearing deposits and common equity, and 12% growth in average earning assets. The asset growth included a 13% or $1.5 billion increase in loans and leases and a 16% or $1.1 billion increase in securities. The net interest margin decreased to 2.14% from 2.20% reported in the year-ago quarter. The decline in the margin is attributable to the flattening yield curve which has compressed interest rate spreads and a higher proportion of assets held in lower spread short-term securities and money market assets.

     Nonperforming assets of $29.0 million at quarter-end decreased from $43.3 million at December 31, 1997 and $39.2 million at March 31, 1998. The overall quality of the loan portfolio remains strong. Nonaccrual and restructured loans of $27.0 million at quarter-end represent .20% of total loans and were covered
5.4 times by the $146.7 million reserve for credit losses. Second quarter net charge-offs, at .13% of average loans, totaled $4.2 million. The provision for credit losses of $3.0 million in the second quarter was $2.5 million higher than the comparable quarter in 1997.

     Noninterest expenses totaled $247.7 million for the quarter, an increase of 14% or $30.7 million from the $217.0 million in the year-ago quarter. Approximately 65% of the increase in expenses related to salaries and employee benefits. In addition, the expense growth reflects

                                    -more-
costs associated with technology, occupancy and business promotion, and unusually high expenses relating to the processing of certain securities transactions.

     The increase in salaries and benefits was primarily attributable to staff growth, merit increases and higher performance-based compensation. Performance-based compensation expenses were higher because of excellent new business results, strong corporate earnings and the price increase in Northern Trust Corporation stock. Staff levels increased from one year ago to support growth initiatives and strong new business in both PFS and C&IS. Staff on a full-time equivalent basis at June 30, 1998 totaled 7,883, up 9% from 7,254 at June 30, 1997, and up 4% from 7,553 at December 31, 1997.

                                 BALANCE SHEET

     Balance sheet assets averaged $26.6 billion for the quarter, up 11% from last year's average of $23.9 billion, reflecting growth in loans and securities. Loans and leases averaged $13.1 billion for the quarter, an increase of $1.5 billion or 13%. Residential mortgages increased $711 million or 15% to average $5.5 billion for the quarter and represented 42% of the total loan portfolio. Commercial and industrial loans averaged $4.0 billion during the quarter compared to $3.6 billion in the second quarter of 1997. The securities portfolio increased $1.1 billion or 16% to $7.6 billion reflecting a higher level of investments in short-term U.S. agency securities. Money market assets averaged $3.4 billion in the quarter, virtually unchanged from last year.

     Common stockholders' equity averaged $1.7 billion, up 13% from last year's second quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation's share buyback program. During the quarter, the Corporation acquired a total of 464,731 shares at a cost of $32.9 million. An

                                    -more-
additional 2.4 million shares may be purchased after June 30, 1998 under the current share buyback program. In June, 1998, The Northern Trust Company issued $100 million of 6.25% subordinated notes due 2008.

                       SIX-MONTH PERFORMANCE HIGHLIGHTS

     Net income per common share increased 17% to $1.48 for the six-month period ended June 30, 1998. Net income also increased 17% to $172.1 million compared with $147.1 million last year and resulted in a return on average common equity of 20.6%.

     Total revenues increased 16% from 1997 levels. Trust fees totaled $396.0 million, up 21% from $326.6 million reported last year. Foreign exchange trading profits totaled $51.2 million, up 15% from last year's performance. Treasury Management revenues from both fees and the computed value of compensating deposit balances increased 5% to $47.6 million. Net interest income, stated on a fully taxable equivalent basis, totaled $250.2 million, up 8% from the $231.8 million reported last year.

     The $7.0 million provision for credit losses was $6.0 million higher than the unusually low provision required in the first half of 1997. Noninterest expenses were up 14% and totaled $483.9 million compared to $423.5 million a year ago.


                                    -more-

                          FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to financial goals, business outlook, expansion plans, and credit quality. Actual results could differ materially from those indicated by these statements. Northern Trust's 1997 Annual Report to Stockholders and 1998 periodic reports to the SEC, including the section of the Quarterly Report on Form 10-Q for March 31, 1998 captioned "Forward-Looking Information", contain additional information about factors that could affect actual results.


                                      ///

                     NORTHERN TRUST CORPORATION                           Page 1
               (Supplemental Consolidated Financial Information)


STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)

                                                            SECOND QUARTER
                                               -----------------------------------------
                                                   1998          1997        % Change *
                                               -----------------------------------------
Interest Income (Taxable Equivalent)             $379.3         $340.3           11%
Interest Expense                                  251.1          222.6           13
                                                 ------         ------       ------
Net Interest Income (Taxable Equivalent)          128.2          117.7            9

Noninterest Income
   Trust Fees                                     202.3          168.3           20
   Treasury Management Fees                        17.4           15.0           16
   Foreign Exchange Trading Profits                23.1           23.9           (3)
   Security Commissions & Trading Income            7.2            6.6           10
   Other Operating Income                          15.2            9.4           60
   Investment Security Transactions                 0.5            0.0          N/M
                                                 ------         ------       ------
Total Noninterest Income                          265.7          223.2           19

Total Revenue (Taxable Equivalent)                393.9          340.9           16

Noninterest Expenses
   Salaries                                       125.2          107.6           16
   Pension and Other Employee Benefits             22.8           20.5           11
   Occupancy Expense                               17.3           16.4            6
   Equipment Expense                               14.9           14.9            0
   Other Operating Expenses                        67.5           57.6           17
                                                 ------         ------       ------
Total Noninterest Expenses                        247.7          217.0           14

Provision for Credit Losses                         3.0            0.5          N/M
Taxable Equivalent Adjustment                       9.0            8.5            6
                                                 ------         ------       ------
Income Before Income Taxes                        134.2          114.9           17
Provision for Income Taxes                         47.0           39.5           19
                                                 ------         ------       ------
NET INCOME                                        $87.2          $75.4           16%
                                                 ======         ======       ======
Net Income Per Common Share
   Basic                                          $0.78          $0.67           16%
   Diluted                                         0.75           0.65           15

Return on Average Common Equity                   20.48%         20.01%
Average Common Equity                          $1,685.4       $1,485.7           13%
Return on Average Assets                           1.32%          1.27%

Common Dividend Declared per Share                $0.21          $0.18           17%
Preferred Dividends (millions)                      1.2            1.2           N/M

Average Common Shares Outstanding (000s)
   Basic                                        110,809        111,030
   Diluted                                      115,007        114,484

(N/M)  Not Meaningful
  (*) Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.
Note: Certain reclassifications have been made to prior periods' financial statements to place them on a basis comparable with the current period's financial statements.

                       NORTHERN TRUST CORPORATION                         Page 2
               (Supplemental Consolidated Financial Information)

STATEMENT OF INCOME STATISTICS ($ IN MILLIONS)
                                                           SIX MONTHS
                                              ------------------------------------
                                                1998       1997       % Change *
                                              ------------------------------------
Interest Income (Taxable Equivalent)           $745.0     $648.3          15%
Interest Expense                                494.8      416.5          19
                                               ------     ------      ------
Net Interest Income (Taxable Equivalent)        250.2      231.8           8

Noninterest Income
   Trust Fees                                   396.0      326.6          21
   Treasury Management Fees                      33.3       29.6          13
   Foreign Exchange Trading Profits              51.2       44.3          15
   Security Commissions & Trading Income         14.4       12.5          15
   Other Operating Income                        26.2       18.9          39
   Investment Security Transactions               1.2        0.6         N/M
                                               ------     ------      ------
Total Noninterest Income                        522.3      432.5          21

Total Revenue (Taxable Equivalent)              772.5      664.3          16

Noninterest Expenses
   Salaries                                     246.9      209.0          18
   Pension and Other Employee Benefits           46.3       41.6          11
   Occupancy Expense                             34.2       32.5           5
   Equipment Expense                             31.4       29.8           5
   Other Operating Expenses                     125.1      110.6          13
                                               ------     ------      ------
Total Noninterest Expenses                      483.9      423.5          14

Provision for Credit Losses                       7.0        1.0         N/M
Taxable Equivalent Adjustment                    17.4       16.5           5
                                               ------     ------      ------
Income Before Income Taxes                      264.2      223.3          18
Provision for Income Taxes                       92.1       76.2          21
                                               ------     ------      ------
NET INCOME                                     $172.1     $147.1          17%
                                               ======     ======      ======
Net Income Per Common Share
   Basic                                        $1.53      $1.30          18%
   Diluted                                       1.48       1.26          17

Return on Average Common Equity                 20.60%     19.96%
Average Common Equity                        $1,660.8   $1,461.6          14%
Return on Average Assets                         1.32%      1.28%

Common Dividends Declared per Share             $0.42      $0.36          17%
Preferred Dividends (millions)                    2.5        2.4          N/M

Average Common Shares Outstanding (000s)
   Basic                                      110,855    110,980
   Diluted                                    115,031    114,567

                               NORTHERN TRUST CORPORATION                 Page 3
               (Supplemental Consolidated Financial Information)

BALANCE SHEET ($ IN MILLIONS)
                                                                           JUNE 30
                                                            -------------------------------------
                                                              1998          1997       % Change *
                                                            -------------------------------------
Assets
   Money Market Assets                                       $5,234.7      $3,941.3           33%
   Securities
     U.S. Government                                            344.6         805.7          (57)
     Federal Agency and Other                                 7,352.6       5,808.0           27
     Municipal                                                  449.8         416.4            8
     Trading Account                                             11.6           5.8          101
                                                            ---------     ---------    ---------
   Total Securities                                           8,158.6       7,035.9           16
   Loans and Leases                                          13,617.7      11,958.1           14
                                                            ---------     ---------    ---------
   Total Earning Assets                                      27,011.0      22,935.3           18
   Reserve for Credit Losses                                   (146.7)       (148.4)          (1)
   Cash and Due from Banks                                    1,389.4       1,791.6          (22)
   Trust Security Settlement Receivables                        346.0         254.9           36
   Buildings and Equipment                                      329.5         312.0            6
   Other Nonearning Assets                                      847.8         905.6           (6)
                                                            ---------     ---------    ---------
 Total Assets                                               $29,777.0     $26,051.0           14%
                                                            =========     =========    =========

Liabilities and Stockholders' Equity
   Interest-Bearing Deposits
     Savings                                                 $6,506.3      $5,952.9            9%
     Other Time                                                 483.7         857.6          (44)
     Foreign Office Time                                      6,208.2       4,727.7           31
                                                            ---------     ---------    ---------
   Total Interest-Bearing Deposits                           13,198.2      11,538.2           14
   Borrowed Funds                                             8,820.5       6,484.1           36
   Senior Notes and Long-Term Debt                            1,309.8       1,365.8           (4)
                                                            ---------     ---------    ---------
   Total Interest-Related Funds                              23,328.5      19,388.1           20
   Demand & Other Noninterest-Bearing Deposits                3,926.1       4,352.9          (10)
   Other Liabilities                                            681.3         661.1            3
                                                            ---------     ---------    ---------
   Total Liabilities                                         27,935.9      24,402.1           14
   Common Equity                                              1,721.1       1,528.9           13
   Preferred Equity                                             120.0         120.0            -
                                                            ---------     ---------    ---------
 Total Liabilities and Stockholders' Equity                 $29,777.0     $26,051.0           14%
                                                            =========     =========    =========

                               NORTHERN TRUST CORPORATION                 Page 4
               (Supplemental Consolidated Financial Information)

AVERAGE BALANCE SHEET ($ IN MILLIONS)

                                                                         SECOND QUARTER
                                                             ---------------------------------------
                                                                1998         1997        % Change *
                                                             ---------------------------------------
Assets
   Money Market Assets                                        $3,381.0      $3,371.1            N/M%
   Securities
     U.S. Government                                             369.0         893.8            (59)
     Federal Agency and Other                                  6,757.3       5,195.7             30
     Municipal                                                   432.1         415.6              4
     Trading Account                                              12.1           9.4             29
                                                             ---------     ---------      ---------
   Total Securities                                            7,570.5       6,514.5             16
   Loans and Leases                                           13,100.7      11,610.4             13
                                                             ---------     ---------      ---------
   Total Earning Assets                                       24,052.2      21,496.0             12
   Reserve for Credit Losses                                    (147.2)       (148.4)            (1)
   Nonearning Assets                                           2,667.1       2,512.1              6
                                                             ---------     ---------      ---------
 Total Assets                                                $26,572.1     $23,859.7             11%
                                                             =========     =========      =========

Liabilities and Stockholders' Equity
   Interest-Bearing Deposits
     Savings                                                  $6,429.5      $5,918.7              9%
     Other Time                                                  517.4         772.6            (33)
     Foreign Office Time                                       5,183.7       4,503.2             15
                                                             ---------     ---------      ---------
   Total Interest-Bearing Deposits                            12,130.6      11,194.5              8
   Borrowed Funds                                              6,739.4       6,132.0             10
   Senior Notes and Long-Term Debt                             1,491.2         909.0             64
                                                             ---------     ---------      ---------
   Total Interest-Related Funds                               20,361.2      18,235.5             12
   Demand & Other Noninterest-Bearing Deposits                 3,750.8       3,370.9             11
   Other Liabilities                                             654.7         647.6              1
                                                             ---------     ---------      ---------
   Total Liabilities                                          24,766.7      22,254.0             11
   Common Equity                                               1,685.4       1,485.7             13
   Preferred Equity                                              120.0         120.0              -
                                                             ---------     ---------      ---------
 Total Liabilities and Stockholders' Equity                  $26,572.1     $23,859.7             11%
                                                             =========     =========      =========

                            NORTHERN TRUST CORPORATION                    Page 5
               (Supplemental Consolidated Financial Information)

Quarterly Trend Data ($ In Millions)
------------------------------------                          1998                          1997
                                                            Quarters                      Quarters
                                                       -------------------      ----------------------------
                                                       Second        First       Fourth    Third    Second
                                                       -------------------      ----------------------------
Net Income Summary
  Trust Fees                                            $202.3      $193.7        $185.2    $177.4     $168.3
  Other Noninterest Income                                63.4        62.9          62.1      77.3       54.9
  Net Interest Income (Taxable Equivalent)               128.2       122.0         121.5     117.6      117.7
                                                      --------    --------      --------  --------   --------
   Total Revenue (Taxable Equivalent)                    393.9       378.6         368.8     372.3      340.9
  Provision for Credit Losses                              3.0         4.0           3.0       5.0        0.5
  Noninterest Expenses                                   247.7       236.2         233.6     234.7      217.0
                                                      --------    --------      --------  --------   --------
   Pretax Income (Taxable Equivalent)                    143.2       138.4         132.2     132.6      123.4
  Taxable Equivalent Adjustment                            9.0         8.4           8.2       8.0        8.5
  Provision for Income Taxes                              47.0        45.1          42.7      43.6       39.5
                                                      --------    --------      --------  --------   --------
   Net Income                                            $87.2       $84.9         $81.3     $81.0      $75.4
                                                      ========    ========      ========  ========   ========

Per Common Share
  Net Income - Basic                                     $0.78       $0.75         $0.72     $0.72      $0.67
             - Diluted                                    0.75        0.73          0.70      0.70       0.65
  Dividend Declared                                       0.21        0.21          0.21      0.18       0.18
  Book Value (EOP)                                      $15.46      $15.07        $14.54    $14.14     $13.69
  Market Value (EOP)                                     76.25       74.75         69.75     59.13      48.38

Ratios
  Return on Average Common Equity                        20.48%      20.73%        20.04%    20.68%     20.01%
  Return on Average Assets                                1.32        1.32          1.25      1.33       1.27
  Net Interest Margin                                     2.14        2.11          2.07      2.14       2.20
  Productivity Ratio *                                     159%        160%          158%      159%       157%
  Risk-based Capital Ratios:
    Tier 1                                                 9.3%        9.8%          9.6%      9.9%       9.6%
    Total (Tier 1 + Tier 2)                               12.6        13.0          12.8      13.2       12.9
    Leverage                                               7.0         7.0           6.9       7.3        7.2

Trust Assets (in Billions)-EOP **
  Corporate                                           $1,090.3    $1,056.5        $983.4    $920.4     $811.4
  Personal                                               110.2       105.5          95.9      91.7       87.0
                                                      --------    --------      --------  --------   --------
    Total Trust Assets                                $1,200.5    $1,162.0      $1,079.3  $1,012.1     $898.4
                                                      ========    ========      ========  ========   ========
  Memo:  Managed Assets                                  228.7       216.5         196.6     164.5      158.4

Asset Quality ($ in Millions) - EOP
  Nonaccrual and Restructured Loans                      $27.0       $36.2         $41.4     $46.3      $55.3
  Other Real Estate Owned (OREO)                           2.0         3.0           1.9       4.1        3.2
                                                      --------    --------      --------  --------   --------
    Total Nonperforming Assets                           $29.0       $39.2         $43.3     $50.4      $58.5
                                                      ========    ========      ========  ========   ========
    Nonperforming Assets / Loans & OREO                   0.21%       0.30%         0.34%     0.41%      0.49%

  Gross Charge-offs                                       $4.6        $4.7          $5.4      $6.0       $0.9
  Gross Recoveries                                         0.4         0.8           2.0       0.6        0.4
                                                      --------    --------      --------  --------   --------
   Net Charge-offs                                        $4.2        $3.9          $3.4      $5.4       $0.5
                                                      ========    ========      ========  ========   ========
  Net Charge-offs
    (Annualized) to Average Loans                         0.13%       0.12%         0.11%     0.18%      0.02%
  Reserve for Credit Losses                             $146.7      $147.7        $147.6    $148.0     $148.4
  Reserve to Nonaccrual and  Restructured Loans            543%        408%          356%      319%       268%


 (*) The productivity ratio is defined as total revenue on a taxable equivalent basis divided by noninterest expenses.
(**) Effective 1/1/98, the Middle Market segment was transferred to C&IS from PFS. Trust assets and fees for all periods have been restated.